CURTISS-WRIGHT CORPORATION
SAVINGS AND INVESTMENT PLAN
As Amended and Restated effective January 1, 2010
EIGHTH INSTRUMENT OF AMENDMENT
Recitals:

1.
Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Savings and Investment Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2010.

2.	Subsequent to the most recent amendment and restatement of the Plan, the Company has decided to amend the Plan for the following reasons, effective December 31, 2014:

a.	To provide for the merger of the Curtiss-Wright Electro-Mechanical Corporation Savings Plan into the Plan, effective December 31, 2014;

b.	To simplify the Plan’s loan provisions by incorporating by reference the terms of a separate document constituting the Plan’s loan policies and procedures.

3.	Section 12.01(a) of the Plan permits the Company to amend the Plan at any time and from time to time.

4.	Section 12.01(b) authorizes the Administrative Committee to adopt Plan amendments on behalf of the Company under certain circumstances.

5.	Certain of the Plan amendments described herein shall be subject to approval by the Board of Directors.
Amendments to the Plan:

1.	The Curtiss-Wright Electro-Mechanical Corporation Savings Plan shall be and hereby is merged with and into the Plan, effective December 31, 2014, with the surviving plan being this Plan.

2.	The Preamble to the Plan is amended by adding a new paragraph at the end thereof to read as follows:
Effective as of December 31, 2014, the Curtiss-Wright Electro-Mechanical Corporation Savings Plan (the “EMS Plan”) was merged into and made a part of the Plan. All account balances for participants in the EMS Plan were transferred to the Plan, effective as of December 31, 2014. Each participant in the EMS Plan whose account balance was transferred to the Plan as an incidence of such merger was entitled to an account balance under the Plan immediately after the merger that was equal to or greater than the account balance he was entitled to under the EMS Plan immediately prior to the merger. Participants in the EMS Plan who thereby became Members (as defined herein) of this Plan shall have such further rights and benefit entitlements as provided under the terms of the EMS Plan prior to becoming Members of this Plan and shall have such further rights and benefit entitlements as provided under the terms of this Plan subsequent to becoming Members hereof.

3.	Section 1.20 is amended by adding a new sentence at the end thereof to read as follows:
Notwithstanding the foregoing, with respect to a Member employed by an Employer that had adopted the EMS Plan, the term “Disability” means a Member’s inability, due to injury or sickness, to engage in any gainful occupation for which he is reasonably fitted by education, training or experience, provided he has completed at least 10 years of Vesting Service.

4.	Section 1.22 is amended by adding a new sentence at the end thereof to read as follows:
The Effective Date of the EMS Plan was January 1, 2004.

5.	Section 1.25A is added to read as follows:

1.25A	“EMS Plan” means the Curtiss-Wright Electro-Mechanical Corporation Savings Plan, as constituted on and before December 31, 2014.

6.	Section 1.34A is amended in its entirety to read as follows:

1.34A
“Frozen Member” means any eligible Employee (i) whose date of hire, rehire or acquisition is on or after February 1, 2010, for whom benefit accruals under Article 4 of the CWC Component of the Curtiss-Wright Corporation Retirement Plan have ceased pursuant to the provisions of Section 4.02 of such Plan, (ii) whose date of hire, rehire or acquisition is on or before January 31, 2010, but for whom benefit accruals under Article 6 of the CWC Component of the Curtiss-Wright Corporation Retirement Plan have ceased pursuant to the provisions of Section 2.01(e) or (g) of such Plan, (iii) whose date of hire, rehire or acquisition is on or before January 31, 2010, and for whom benefits were accruing under only Article 4 of the CWC Component of the Curtiss-Wright Corporation Retirement Plan pursuant to the provisions of Schedule J of such Plan, (iv) whose date of hire, rehire or transfer to an Employer that had adopted the EMS Plan was on or before December 31, 2013, and who did not elect to participate in the EMD Component of the Curtiss-Wright Corporation Retirement Plan after January 1, 2014, by means of a timely-filed election that was effective on or before January 1, 2014, or (v) whose date of hire, rehire or acquisition is on or after January 1, 2014, and who is not eligible to accrue benefits under Article 4 of the CWC Component of the Curtiss-Wright Corporation Retirement Plan pursuant to the provisions of Section 2.01(a) of such Plan.

7.	The first sentence of Section 2.01(e) is amended in its entirety to read as follows:
Effective as of January 1, 2014, and notwithstanding the provisions of Sections 2.01(a) and (d), but subject to Appendix A, each regular, full-time Employee, other than a member of a unit of Employees covered by a collective bargaining agreement, with the exception of (i) the collective bargaining agreement covering Employees of Williams Controls, Inc. and (ii) effective as of December 31, 2014, the collective bargaining agreement covering Employees of the Engineered Pump Division of the Employer that had adopted the EMS Plan, shall be eligible to become a Member as of any Enrollment Date following the date on which he became an Employee.

8.	Section 2.01 is amended by adding a new subsection (f) at the end thereof to read as follows:
Any Employee on December 31, 2014 who was a participant in the EMS Plan immediately prior thereto and any individual who was employed by the Employer’s Benshaw business unit on and before June 30, 2014 and who was a participant in the EMS Plan immediately prior to December 31, 2014 shall become a Member on the next following Enrollment Date.

9.	Section 3.03(e) is amended by adding a new sentence at the end thereof to read as follows:
Matching Contributions that might otherwise be allocated to a Covered Member's Account on behalf of Automatic Deferred Cash Contributions will not be allocated to the extent the Covered Member withdraws such Automatic Deferred Cash Contributions pursuant to this paragraph (e) and any Matching Contributions already made on account of Automatic Deferred Cash Contributions that are later withdrawn pursuant to this paragraph (e) will be forfeited.

10.	The first sentence of Section 3.07(c) is amended in its entirety to read as follows:
From and after January 1, 2014, the Employer shall contribute on behalf of each of its Frozen Members, other than a member of a unit of Employees covered by a collective bargaining agreement, with the exception of (i) the collective bargaining agreement covering Employees of Williams Controls, Inc. and (ii) effective as of December 31, 2014, a collective bargaining agreement covering Employees of the Employer that had adopted the EMS Plan, and Acquired Members who elected to make Deferred Cash Contributions, Roth Deferred Cash Contributions, and/or After-Tax Contributions, Matching Contributions in an amount equal to 50% of the Deferred Cash Contributions, Roth Deferred Cash Contributions, and/or After-Tax Contributions made by the Member to the Plan that do not exceed the first 6% of the Member’s Compensation during each payroll period.

11.	The first sentence of Section 3.07A(a) is amended in its entirety to read as follows:
For any Plan Year beginning on or after January 1, 2014, the Employer may make CW Savings Contributions in an amount to be determined by the Employer, as of the last day of the Plan Year, on behalf of each Frozen Member, other than a member of a unit of Employees covered by a collective bargaining agreement, with the exception of (i) the collective bargaining agreement covering Employees of Williams Controls, Inc. and (ii) effective for any Plan Year beginning on or after January 1, 2015, the collective bargaining agreement covering Employees of the Engineered Pump Division of the Employer that had adopted the EMS Plan, and Acquired Member who is described in the following sentence.

12.	Section 3.17 is added to read as follows:

3.17	Earnings on Distribution of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions
Earnings on excess deferrals distributed pursuant to Section 3.01(c), excess contributions distributed pursuant to Section 3.11(b) and (c) and excess aggregate contributions distributed pursuant to Section 3.12(b) shall be determined (a) by multiplying allocable gain or loss on the Deferred Account, the Roth Deferred Cash Contribution Account, and/or the Employer Account attributable to Matching Contributions, as the case may be, (excluding Catch-Up Contributions, Roth Catch-Up Contributions and income attributable to Catch-Up and Roth Catch-Up Contributions) for the Plan Year by a fraction, the numerator of which is the excess deferrals, excess contributions or excess aggregate contributions, as the case may be, for the Plan Year and the denominator of which is the Deferred Account, the Roth Deferred Cash Contribution Account, and/or the Employer Account attributable to Matching Contributions balance at the end of the Plan Year, disregarding any income or loss occurring during the Plan Year.

13.	Section 6.02(a) is amended in its entirety to read as follows:

(a)
(i)    As of December 31 of each year prior to January 1, 1995, a Member shall become vested with respect to 25% of the value of the total Matching Contributions made on his behalf for that portion of the year. As of each succeeding December 31 prior to January 1, 1998, such Member shall become vested with respect to an additional 25% of the value of such Matching Contributions until, on December 31 of the third calendar year following the year for which the Matching Contributions were made, such

Member shall become vested in 100% of the value of such Matching Contributions made on his behalf.

(ii)
Notwithstanding any other provision of the Plan to the contrary, a Member shall be 100% vested in, and have a nonforfeitable right to, the value of Matching Contributions and CW Savings Contributions made on his behalf on or after January 1, 2014, upon the completion of 3 years of Vesting Service.

(iii)
Notwithstanding the provisions of subsection (a)(ii) above, a Member whose date of hire, rehire or transfer to an Employer that had adopted the EMS Plan was on or before December 31, 2013, other than a member of a unit of Employees covered by a collective bargaining agreement, with the exception of the collective bargaining agreement covering Employees of the Engineered Pump Division of the Employer that had adopted the EMS Plan, will become vested in the value of Matching Contributions made on his behalf and the value of his Employer Account attributable to employer matching contributions made on his behalf under the EMS Plan in accordance with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 or more	100%

(iv)
Notwithstanding the provisions of subsection (a)(ii) above, a Member whose date of hire, rehire or transfer to an Employer that had adopted the EMS Plan was on or before December 31, 2013, and who is a member of a unit of Employees covered by a collective bargaining agreement, with the exception of the collective bargaining agreement covering Employees of the Engineered Pump Division of the Employer that had adopted the EMS Plan, will become vested in the value of his Employer Account attributable to employer matching contributions made on his behalf under the EMS Plan in accordance with the following schedule:

Years of Vesting Service	Vested Percentage

Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%

(v)
Notwithstanding the provisions of subsections (a)(i), (ii), (iii) and (iv) above, a Member shall be 100% vested in, and have a nonforfeitable right to, Matching Contributions and CW Savings Contributions made on his behalf upon death (including death while performing qualified military service, pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008), Disability, or the attainment of his 65th birthday.

(vi)
Notwithstanding any other provision of the Plan to the contrary, a Member who was employed by the Employer’s Benshaw business unit on and before June 30, 2014 shall be 100% vested in, and have a nonforfeitable right to, all amounts credited to his Accounts under the Plan.

14.	Section 7.02A is added to read as follows:
7.02A    Withdrawal of Certain Contributions Under the EMS Plan
A Member who is 100% vested in the value of Matching Contributions made on his behalf may withdraw all or any portion of his Employer Account attributable to employer matching contributions made on his behalf under the EMS Plan on or before December 31, 2013 at any time by providing notice to the Administrative Committee or its designee.

15.	Article 8 is amended in its entirety to read as follows:

ARTICLE 8:	LOANS TO MEMBERS

8.01	Availability
The Plan offers a loan program to Members who are Employees of the Employer or an Affiliated Employer. Loans shall be available to Members on a uniform and nondiscriminatory basis.
8.02    Terms and Conditions

Member loans from the Plan shall be granted, and the loan program shall be administered, in accordance with and pursuant to the terms and conditions set forth in the Loan Policy, a separate document incorporated by reference into the Plan. Loan repayments shall be suspended, reamortized, and resumed as permitted under Code Section 414(u) in accordance with the Uniformed Services Employment and Reemployment Rights Act of 1994 and in accordance with the Servicemembers Civil Relief Act of 2003 for a Member who enters active duty with the uniformed services of the United States.

16.	Section 9.02(b) is amended by adding a new subsection (iii) at the end thereof to read as follows:
A Member who incurs a Disability shall be treated for the purposes of this Article 9 in the same manner as a Senior Member and he or his surviving spouse shall be entitled to the same options set forth above in subsection (b)(i) and (b)(ii), whichever is applicable.
Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this amendment has been executed on this ____ day of __________________, 2014.

Curtiss-Wright Corporation
Administrative Committee

By:

Date: